Exhibit 5.1

[OMM LETTERHEAD]

March 21, 2011

Apollo Global Management, LLC

9 West 57th Street,

New York, New York 10019

Re:    Registration of Securities of Apollo Global Management, LLC

Ladies and Gentlemen

At your request, we have examined the Registration Statement on Form S-1 (File No. 333-150141) of Apollo Global Management, LLC, a Delaware limited liability company (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) on April 8, 2008 and as amended by Amendment No. 1 filed with the Commission on August 12, 2008, Amendment No. 2 filed with the Commission on November 23, 2009, Amendment No. 3 filed with the Commission on February 1, 2010, Amendment No. 4 filed with the Commission on March 22, 2010, Amendment No. 5 filed with the Commission on October 7, 2010, Amendment No. 6 filed with the Commission on October 7, 2010, Amendment No. 7 filed with the Commission on February 18, 2011 and Amendment No. 8 filed with the Commission on March 21, 2011 (collectively, the “Registration Statement”) in connection with the registration under the Securities Act of 1933, as amended, of the offer and sale of up to 35,624,540 of the Company’s Class A common shares, representing Class A limited liability company interests of the Company (the “Securities”) by the selling shareholders of the Company in part pursuant to a shelf registration (the “Shelf Registration”) and in part pursuant to an underwritten public offering (the “Underwritten Offering”) and the offer and sale of up to 21,938,633 shares of the Securities by the Company pursuant to the Underwritten Offering.

We are of the opinion that (a) the Securities offered for sale by the selling shareholders pursuant to the Shelf Registration and the Underwritten Offering have been duly authorized by all necessary action on the part of the Company, validly issued, fully paid and non-assessable and (b) the Securities offered for sale by the Company pursuant to the Underwritten Offering have been duly authorized by all necessary action on the part of the Company and upon payment for and delivery of the Securities as contemplated by the Registration Statement, the Securities will be validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectuses constituting part of the Registration Statement.

Respectfully submitted,

/s/ O’Melveny & Myers LLP